                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             ALLOS THERAPEUTICS INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            ALLOS THERAPEUTICS, INC.
                         7000 North Broadway, Suite 400
                                Denver, CO 80221

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 2001

TO THE STOCKHOLDERS OF ALLOS THERAPEUTICS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Allos Therapeutics, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 17, 2001 at 8:30 a.m. local time at the Westin Hotel, 10600 Westminster Boulevard, Westminster, Colorado for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2.       To approve the Company's 2001 Employee Stock Purchase Plan.

3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

         The Board of Directors has fixed the close of business on February 23, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                             By Order of the Board of Directors

                                             /s/ Michael E. Hart


                                             Michael E. Hart
                                             Chief Financial Officer


Denver, Colorado
March 7, 2001

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            ALLOS THERAPEUTICS, INC.
                         7000 North Broadway, Suite 400
                                Denver, CO 80221

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 17, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Allos Therapeutics, Inc., a Delaware corporation ("Allos" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, April 17, 2001, at 8:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Westin Hotel, 10600 Westminster Boulevard, Westminster, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about March 7, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on February 23, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on February 23, 2001 the Company had outstanding and entitled to vote 22,957,251 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 7000 North Broadway, Suite 400, Denver, Colorado 80021, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 8, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than January 17, 2002 and no later than February 16, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         There are five nominees for the five Board positions presently authorized in accordance with the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all directors having been elected by the Board.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

                                        PRINCIPAL OCCUPATION/
            NAME                  AGE   POSITION HELD WITH THE COMPANY

Stephen J. Hoffman, Ph.D., M.D.   46    President and Chief Executive Officer

Donald J. Abraham, Ph.D.          64    Professor and Chairman of the Department
                                        of Medicinal Chemistry at Virginia
                                        Commonwealth University

Stephen K. Carter, M.D.           63    Pharmaceutical Industry Consultant

Mark G. Edwards                   43    Managing Director, Recombinant Capital, Inc.

Marvin E. Jaffe, M.D.             64    Pharmaceutical Industry Consultant

         STEPHEN J. HOFFMAN, PH.D., M.D. has served as a member of our Board of Directors and our President and Chief Executive Officer since 1994. Prior to that, from inception to 1994, Dr. Hoffman served as a consultant to our investor group. From 1990 to 1994, he completed a fellowship in clinical oncology and a residency/fellowship in dermatology, both at the University of Colorado. Dr. Hoffman was the scientific founder of Somatogen Inc., where he held the position of Director of Corporate Research and Vice President of Science and Technology from 1987 until 1990. Dr. Hoffman received his Ph.D. in bio-organic chemistry from Northwestern University and his M.D. from the University of Colorado School of Medicine, where he is currently Clinical Assistant Professor.

         DONALD J. ABRAHAM, PH.D. is one of our founders and has served as a member of our Board of Directors since our inception in 1992. He has been a Professor and Chairman of the Department of Medicinal Chemistry at Virginia Commonwealth University since 1988. From 1972 to 1998, he was a Professor and Chairman of the Department of Medicinal Chemistry at the University of Pittsburgh. Dr. Abraham received his Ph.D. in organic chemistry from Purdue University. He currently is Director of the Institute for Structural Biology and Drug Discovery at the Virginia Commonwealth University.

         STEPHEN K. CARTER, M.D. has served as a member of our Board of Directors and as a drug development consultant to us since 1998. Since 2000, Dr. Carter has been a self-employed drug development consultant for the pharmaceutical industry. From 1997 to 2000, Dr. Carter served as Senior Vice President of Sugen, Inc., a pharmaceutical company. From 1995 to 1996, he served as Senior Vice President of Research and Development at Boehringer Ingelheim Pharmaceuticals, Inc. From 1982 to 1995, Dr. Carter served as Senior Vice President of Worldwide Clinical Research and Development for Bristol-Myers Squibb Co. Dr. Carter is a member of the Board of Directors of Alfacell Corporation and Cytogen Corporation. Dr. Carter received his M.D. from the New York Medical College.

         MARK G. EDWARDS has served as a member of our Board of Directors since 1999. He is Managing Director of Recombinant Capital, Inc., a pharmaceutical and biotechnology consulting firm he founded in 1988. From 1999 to December 2000, he also served as a General Partner of International Biomedicine Management Partners A.G., a venture capital fund based in Switzerland. Mr. Edwards received his B.A. and M.B.A. from Stanford University.

         MARVIN E. JAFFE, M.D. has served as a member of our Board of Directors and as a drug development consultant to us since 1994. Since 1994, Dr. Jaffe has been a self-employed research and development consultant for the pharmaceutical industry. From 1988 to 1994, Dr. Jaffe was President of the R.W. Johnson Pharmaceutical Research Institute, a unit of Johnson & Johnson. From 1970 to 1988, Dr. Jaffe was with Merck Sharp & Dohme Research Laboratories, most recently as Senior Vice President, Medical Affairs. He is a director of several biopharmaceutical companies including Matrix Pharmaceutical, Inc., Immunomedics, Inc., Vernalis Group, plc., and Celltech Group, plc. Dr. Jaffe received his M.D. from Jefferson Medical College.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 2000, the Board of Directors held seven meetings and acted by unanimous written consent one time. The Board has an Audit Committee, a Compensation Committee and Nominating Committee.

         The Audit Committee recommends to the Board the independent auditors to be retained; meets with the independent auditors at least annually to review the results of the annual audit and discuss the financial statements; reviews with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the Company's accounting and financial controls; and evaluates the independent auditors' performance. The Audit Committee is composed of three directors: Drs. Carter and Jaffe and Mr. Edwards. It met one time during such fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

         The Compensation Committee reviews and recommends to the Board the annual salary, bonus, stock options, and other benefits of the Company's senior management; reviews new executive compensation programs; makes recommendations concerning salaries and bonus incentive compensation; awards stock options to employees and consultants under the Company's stock option plans; and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During the fiscal year ended December 31, 2000, the Compensation Committee was composed of two non-employee directors:
Drs. Freund and Hsu. As of February 23, 2001, the Compensation Committee is composed of two non-employee directors: Mr. Edwards and Dr. Jaffe. The Compensation Committee met seven times during the fiscal year ended December 31, 2000.

         In January 2001, the Board formed a Nominating Committee to identify, evaluate and recommend to the Board candidates for the Company's Board of Directors. The Nominating Committee is composed of two non-employee directors:
Dr. Carter and Mr. Edwards.

         During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (FEBRUARY 26, 2001)

         The Audit Committee of the Board of Directors (the "Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. The members of the Committee are Dr. Jaffe, Dr. Carter and Mr. Edwards. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

         Dr. Marvin Jaffe
         Dr. Stephen Carter
         Mr. Mark Edwards

                                   PROPOSAL 2

                  APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN


         In February 2001, the Board adopted the Company's 2001 Employee Stock Purchase Plan ("Purchase Plan"), subject to stockholder approval. There are 2,500,000 shares of Common Stock reserved for issuance under the Purchase Plan, none of which have been granted as of March 7, 2001.

         Stockholders are requested in this Proposal 2 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the Purchase Plan are outlined below:

PURPOSE

         The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 50 employees are eligible to participate in the Purchase Plan.

         The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

         The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

         The Board has the power to delegate administration of the Purchase Plan to a committee composed of one or more members of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee and to the Board.

OFFERINGS

         The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is 24 months long and is divided into four shorter "purchase periods" approximately six months long. The Purchase Plan provides for each offering to restart if the fair market value of the Company's Common Stock is less on the first day of a new purchase period than it was on the commencement date of the offering.

ELIGIBILITY

         Any person who is employed by the Company on the first day of an offering is eligible to participate in that offering. Unless the Board provides otherwise in an offering, officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the offerings.

         However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

         Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 10% of such employees' base compensation during the offering.

PURCHASE PRICE

         The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of any purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

         By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to 10 days prior to the end of the applicable purchase period.

         Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

         Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate on February 27, 2011.

         The Board may amend the Purchase Plan at any time. No amendment will be effective unless approved by the stockholders to the extent such approval is necessary for the Purchase Plan to satisfy the requirements of Section 423 of the Code, any Nasdaq or other securities listing requirements or other applicable laws or regulations. Currently, the Code requires stockholder approval within 12 months before or after the adoption of an amendment (i) to increase the amount of shares of Common Stock reserved for issuance pursuant to the Purchase Plan or (ii) to make certain modifications to the provisions that relate to eligibility for participation in the Purchase Plan. Stockholder approval is not required for amendments relating to adjustments upon changes in securities (as described in Section 14 of the Purchase Plan) or amendments solely to benefit the administration of the Purchase Plan, to take into account a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment.

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

STOCK SUBJECT TO PURCHASE PLAN

         1,500,000 shares of Common Stock are initially reserved for issuance under the Purchase Plan. On the first day of each calendar year, commencing on January 1, 2002 and ending (and including) January 1, 2011, the share reserve will increase automatically by the lesser of (a) 2% of the number of shares of Common Stock outstanding on each January 1 (rounded to the nearest whole share and calculated on a fully diluted basis) or (b) 440,000 shares of Common Stock. However, the Board may provide for a lesser increase each year. Notwithstanding the foregoing, the share reserve in the aggregate shall not exceed 2,500,000 shares. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

         Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

         A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

         If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in September 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

         AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $50,000.

         ALL OTHER FEES. During fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit fees was $190,582.

         The Audit Committee has determined the rendering of the non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.



                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table sets forth certain information regarding our executive officers and key employees as of February 23, 2001:

                  NAME                    AGE                          POSITION
                  ----                    ---                          --------
EXECUTIVE OFFICERS
Stephen J. Hoffman, Ph.D., M.D..........   46    President, Chief Executive Officer and Director
Michael E. Hart.........................   48    Chief Financial Officer and Senior Vice
                                                 President, Operations
Michael J. Gerber, M.D..................   48    Senior Vice President, Clinical Development
                                                 and Regulatory Affairs
KEY EMPLOYEES
Barbara E. Baring.......................   44    Senior Director, Human Resources
John O. Hackman.........................   47    Director of Biometrics and Statistics
Douglas G. Johnson, Ph.D................   44    Director of Manufacturing
Jean-Francois Liard, M.D................   57    Senior Director, Research and Clinical
                                                 Development

EXECUTIVE OFFICERS

         See "Proposal 1 - Election of Directors" for the biography of Dr. Hoffman.

         MICHAEL E. HART has served as our Chief Financial Officer and Senior Vice President, Operations since 1999. From 1995 to 1999, Mr. Hart was Vice President and Chief Financial Officer of NeXstar Pharmaceuticals, Inc., where he also served as Chairman of the Management Committee from 1998 to 1999. From 1990 to 1995, Mr. Hart was Executive Vice President and Chief Financial Officer of Vestar, Inc. and served as Chairman, Office of the President from 1994 to 1995. From 1982 to 1990, Mr. Hart was Treasurer and Director of Finance for Avantek, Inc. and prior to that held various financial positions with high technology companies. Mr. Hart received his M.B.A from California State University, Fresno, and his undergraduate degrees in business economics and geography from the University of California, Santa Barbara.

         MICHAEL J. GERBER, M.D. has served as our Senior Vice President, Clinical Development and Regulatory Affairs since 1999, and served as our Vice President, Medical Affairs from 1994 until 1999. From 1991 to 1994, Dr. Gerber was Executive Director, Clinical Sciences and Medical Affairs at Somatogen Inc., where he directed nonclinical and clinical development. Prior to joining Somatogen, Dr. Gerber had been in private practice since 1987 and directed the Pulmonary Drug Evaluation Program subsidiary of Pulmonary Consultants, Inc. Dr. Gerber is board certified in internal, pulmonary and critical care medicine, and is Clinical Assistant Professor of Medicine at the University of Colorado Health Sciences Center. Dr. Gerber received his M.D. from the University of Colorado School of Medicine.

KEY EMPLOYEES

         BARBARA E. BARING has served as our Senior Director, Human Resources since 2000. From 1999 to 2000, Ms. Baring was Director, Human Resources and Administration at Gilead Sciences, Inc. From 1994 to 1999, Ms. Baring was Vice President, Human Resources at NeXstar Pharmaceuticals, Inc. Ms. Baring received her master's degree in organization and management from the University of Colorado, and her B.A. from Metropolitan State College in Denver, Colorado.

         JOHN O. HACKMAN has served as our Director of Biometrics and Statistics since December 1997. Prior to joining us, Mr. Hackman was Associate Director Biometrics at Pfizer Central Research where he directed the statistical analysis and reporting group from 1996 to 1997. He has held various positions in his 17 years experience in the pharmaceutical industry, including positions with Pfizer Inc., Miles Inc., a division of Bayer Diagnostics, Rhone-Poulenc and CytRx Corporation. Mr. Hackman received his M.S. from North Carolina State University.

         DOUGLAS G. JOHNSON, PH.D. has served as our Director of Manufacturing since 1997. Prior to joining us, Dr. Johnson was with Baxter Healthcare, a unit of Baxter International, Inc. for over eight years. At Baxter, he was most recently manager of the Global Solutions Development Group for the Renal Division. He also worked in the I.V. Systems Division for several years developing formulations of pre-mixed drugs. Dr. Johnson received his Ph.D. in organic chemistry from the University of Minnesota. He did postdoctoral work at the University of Chicago. He worked for three years at Argonne National Laboratory prior to joining Baxter Healthcare.

         JEAN-FRANCOIS LIARD, M.D. has served as our Senior Director, Research and Clinical since 1997. Prior to joining us, Dr. Liard was Director, Clinical Development at Otsuka America Pharmaceutical from 1993 to 1997. Prior to that, he was Professor of Physiology at the Medical College of Wisconsin from 1983 to 1993. Dr. Liard received his M.D. from the University of Lausanne School of Medicine. He subsequently worked in several clinical and basic sciences departments, including stays at the Cleveland Clinic and the Nephrology Clinic of Necker Hospital in Paris.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 23, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated, the address for each of the persons listed in the table is c/o Allos Therapeutics, Inc., 7000 North Broadway, Suite 400, Denver, CO 80221.

                                                                         BENEFICIAL OWNERSHIP(1)
                                                                         -----------------------
                                                                         NUMBER OF    PERCENT OF
                               BENEFICIAL OWNER                            SHARES        TOTAL
Johnson & Johnson Development Corporation...........................     2,198,387       9.6%
  One Johnson & Johnson Plaza
  New Brunswick, NJ 08933
Entities affiliated with Marquette Venture Partners(2)..............     1,806,906       7.9%
  520 Lake Cook Road, Suite 450
  Deerfield, IL 60015
International BM Biomedicine Holdings, Ltd..........................     1,712,707       7.5%
  Nauenstrasse 41
  CH-4002 Basel, Switzerland
Entities affiliated with INVESCO Private Capital, Inc.(3)...........     1,296,251       5.7%
  1166 Avenue of the Americas, 27th Floor
  New York, NY 10036
Credit Suisse First Boston(4).......................................     1,291,952       5.6%
  11 Madison Avenue
  New York, NY 10010
Donald J. Abraham, Ph.D.(5).........................................       936,200       4.1%
Stephen J. Hoffman, Ph.D., M.D.(6)..................................       934,242       4.0%
Marvin E. Jaffe, M.D.(7)............................................        55,800         *
Stephen K. Carter, M.D.(8)..........................................        34,100         *
Mark G. Edwards.....................................................            --        --
Michael J. Gerber, M.D.(9)..........................................       632,841       2.7%
Michael E. Hart(10).................................................       304,250       1.3%
All executive officers and directors as a group (7 persons)(11).....     2,897,433      11.9%

----------
*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,957,251 shares outstanding on February 23, 2001, adjusted as required by rules promulgated by the SEC.

(2) Includes 1,756,714 shares held by Marquette Venture Partners II, L.P. and 50,192 shares held by MVP II Affiliates Fund, L.P. The sole general partner of Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. is Marquette General II, L.P. Marquette General II, L.P. may be deemed to be the indirect beneficial owner of the shares reported as directly beneficially owned by Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P.

(3) Includes 1,230,243 shares held by Citiventure Private Participations III Limited and 66,008 held by KME Venture III, L.P. INVESCO Private Capital, Inc. is the investment manager with full discretionary authority for various client accounts, including for Citiventure Private Participations III Limited and KME Venture III, L.P. INVESCO Private Capital, Inc. has full voting and dispositive power for these shares. INVESCO Private Capital, Inc. disclaims beneficial ownership of these shares.

(4) Credit Suisse First Boston, on behalf of itself and its subsidiaries, to the extent that they constitute part of the Credit Suisse First Boston business unit (the "CSFB business unit"), has filed a Schedule 13G pursuant to which it reports sole or shared voting and dispositive power over 1,291,952 shares owned as of December 31, 2000. The CSFB business unit is engaged in the corporate and investment banking, trading (equity, fixed income and foreign exchange), private equity investment and derivatives businesses on a worldwide basis.

(5) Includes 186,000 shares held by Nancy W. Abraham, Trustee U/A/ 12-14-94. Ms. Abraham is the spouse of Donald Abraham. Dr. Abraham is not a trustee and disclaims beneficial ownership of these shares.

(6) Includes 400 shares held as custodian for Dr. Hoffman's children and 576,971 shares of Common Stock issuable upon exercise of options.

(7) Includes 18,600 shares of Common Stock issuable upon exercise of options.

(8) Includes 34,100 shares of Common Stock issuable upon exercise of options.

(9) Includes 37,200 shares held by the Gerber Family Trust and 385,503 shares of Common Stock issuable upon exercise of options.

(10) Includes 302,250 shares of Common Stock issuable upon exercise of options.

(11) Includes 1,317,424 shares of Common Stock issuable upon exercise of options.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of one transaction, was filed late by Mr. Hart.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         We do not provide cash compensation to members of our Board of Directors for serving on our Board of Directors and for attendance at committee meetings. Members of our Board of Directors are reimbursed for some expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.

         Each of our non-employee directors receives stock option grants under a stock option grant program for non-employee directors (the "Directors' Program") under our 2000 Stock Incentive Compensation Plan (the "Plan"). Under this program, each person who becomes a non-employee director is automatically granted a nonqualified stock option to purchase 10,000 shares of Common Stock on the date of his or her election. One-third of this option vests on each of the first, second and third anniversaries of the grant date. On the date of each annual meeting of stockholders of the Company, each non-employee director who continues to serve on the Board of Directors is granted an option to purchase 10,000 shares of Common Stock upon reelection or reappointment to the Board of Directors, which fully vests on the first anniversary of the date of grant, assuming continued service as a director during the year after the grant date. The exercise price of all options granted under the program is equal to the fair market value of the Common Stock on the grant date. As of February 23, 2001, no options had been granted under the Directors' Program.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid to or earned during the fiscal years ended December 31, 1999 and 2000 by our Chief Executive Officer and two other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities. The executive officers listed in the table below are referred to herein as the Named Executive Officers.

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                               ------------
                                                              ANNUAL COMPENSATION                 AWARDS
                                                     ----------------------------------------  ------------
                                                                                  OTHER         SECURITIES     ALL OTHER
                                                                                  ANNUAL        UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR    SALARY($)  BONUS($)     COMPENSATION($)   OPTIONS(#)        ($)
---------------------------                   ----    ---------  --------     ---------------  ------------   ------------
Stephen J. Hoffman, Ph.D., M.D ............   2000     225,000   153,539(1)        3,568          328,971       8,648(2)
  President and Chief Executive Officer ...   1999     225,000    37,500              --               --       8,400

Michael J. Gerber, M.D ....................   2000     247,520    99,445(3)        1,378           77,500       7,202(4)
  Senior Vice President, Clinical .........   1999     238,000    35,000              --          308,003       7,200
  Development and Regulatory Affairs

Michael E. Hart(5) ........................   2000     218,400    62,500             915           62,000       5,676(6)
  Chief Financial Officer and Senior ......   1999      20,192        --              --          240,250          --
  Vice President, Operations

----------

(1) Includes $84,789 of loans forgiven in 2000 (see "Certain Transactions," below).

(2) Includes a 401(k) matching contribution by us of $2,000 and short-term disability/life insurance premiums paid by us of $6,648.

(3)  Includes $34,445 of loans forgiven in 2000.

(4) Includes a 401(k) matching contribution by us of $2,000 and short-term disability/life insurance premiums paid by us of $5,202.

(5)  Mr. Hart joined us in November 1999.

(6) Includes a 401(k) Plan matching contribution by us of $2,000 and short-term disability/life insurance premiums paid by us of $3,676.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the individual grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2000.


                                                     INDIVIDUAL GRANTS
                                    ----------------------------------------------------    POTENTIAL REALIZABLE
                                                    PERCENT OF                             VALUE AT ASSUMED ANNUAL
                                     NUMBER OF     TOTAL OPTIONS                            RATES OF STOCK PRICE
                                    SECURITIES      GRANTED TO                                APPRECIATION FOR
                                    UNDERLYING       EMPLOYEES     EXERCISE                    OPTION TERM(2)
                                     OPTIONS         IN FISCAL      PRICE     EXPIRATION   -----------------------
NAME                                GRANTED(#)       YEAR(%)(1)     ($/SH)       DATE        5%($)         10%($)
----                                ----------     -------------   --------   ----------   --------      ---------
Stephen J. Hoffman, Ph.D., M.D...   328,971(3)       36.6          2.42       1/12/2010     500,669      1,268,794

Michael J. Gerber, M.D...........   77,500(4)         8.6          2.42       1/12/2010     117,949        298,906

Michael E. Hart..................   62,000(4)         6.9          2.42       1/12/2010      94,359        239,125

----------

(1) Based on options to purchase an aggregate of 898,171 shares of Common Stock granted to employees in 2000.

(2) The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our future stock price performance. In addition, the potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(3) Twenty-five percent (25%) of the options vest on the first anniversary of the grant date, and the remaining seventy-five percent of the options vest in equal monthly installments thereafter.

(4) The options become fully vested on the seventh anniversary of the grant date, or earlier as determined by the Plan Administrator.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

         The following table sets forth certain information, as to each of the Named Executive Officers, concerning the number of shares subject to both exercisable and unexercisable stock options held as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock as of December 31, 2000. None of the Named Executive Officers exercised stock options in 2000.

                                                  NUMBER OF
                                            SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                             FISCAL YEAR END(#)               FISCAL YEAR END($)(1)
                                        ---------------------------       -----------------------------
             NAME                       EXERCISABLE   UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
------------------------------------    -----------   -------------       -----------     -------------
Stephen J. Hoffman, Ph.D., M.D......     576,971              --           $3,725,316     $       --

Michael J. Gerber, M.D..............     385,503              --            2,747,123             --

Michael E. Hart.....................     302,250              --            2,151,555             --

----------

(1) Calculated on the basis of the closing sale price per share of our Common Stock on December 29, 2000 (the last trading day of fiscal 2000) on the Nasdaq National Market of $8.06, minus the exercise price.

                              EMPLOYMENT AGREEMENTS

         In January 2001, the Company entered into employment agreements with each of Drs. Hoffman and Gerber and Mr. Hart. The employment agreements provide for annual base salaries for Drs. Hoffman and Gerber and Mr. Hart of $225,000, $247,517 and $218,402, respectively, which amounts may be adjusted periodically in the sole discretion of the Board of Directors. In addition, Drs. Hoffman and Gerber and Mr. Hart are eligible for discretionary bonuses in amounts equal to 35%, 30% and 30% of their respective base salaries. The decision to award the bonuses or modify the amount of the bonuses is within the sole discretion of the Board of Directors.

         Each of these employment agreements provides that the executive's employment with the Company is at-will and may be altered or terminated by either the executive or the Company at any time. However, if the Company terminates the executive's employment without just cause or if the executive resigns for good reason, other than pursuant to a change in control, the executive will be entitled to receive: (a) his base salary for six months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) payment of premiums of the executive's supplemental disability plan for 24 months following the date of termination, and (d) payment of premiums for the executive's group health insurance COBRA continuation coverage for up to six months after the date of termination.

         Each of these employment agreements also provides that if the Company terminates the executive's employment without just cause or if the executive resigns for good reason, within one month prior to or 13 months following the effective date of a change in control, the executive will be entitled to receive: (a) his base salary for two years following the date of termination,
(b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of the executive's supplemental disability plan for 24 months following the date of termination, (d) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control, and (e) payment of premiums for the executive's group health insurance COBRA continuation coverage for up to 18 months after the date of termination. In addition, the vesting of any outstanding stock options issued to the executive shall be accelerated in full, and the time during which such options may be exercised will be extended to 24 months following the date of such change in control.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of Dr. Jaffe and Mr. Edwards, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

         The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

         o The Company pays competitively with leading biotechnology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

         o The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operational goals and to generate rewards that bring total compensation to competitive levels.

         o The Company provides significant equity-based incentives for executive officers and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.


2000 EXECUTIVE COMPENSATION

         Base Compensation. Base salaries for executive officers are determined in part by the Committee in reliance on several pharmaceutical industry compensation surveys or the prevailing competitive salaries in the biotechnology sector for similar positions and by evaluating those salary standards against the achievement by the Company of its corporate goals. The compensation of the Company's executive officers was compared to equivalent data in the surveys and competitive market compensation levels to determine base salary. Base salaries for executive officers were increased by 0% to 4% for fiscal 2000 compared to fiscal 1999. The increases were due to 1999 Company performance and the need to remain within the range of competitive salaries for comparable companies.

         Bonus Compensation. The Committee also provides executive officers and other senior managers of the Company the opportunity earn annual cash bonuses. The actual bonus award earned depends on the extent to which Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal--building stockholder value.

         Stock Options. The Company's stock option plan has been established to provide all employees of the Company, including executive officers, with an opportunity to share along with stockholders of the Company, in the benefits deriving from the long-term performance of the Company. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and occasionally, to achieve equity within a peer group. The Committee may grant additional stock options to executives to continue to retain such executives and provide incentives. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate results. In 2000, stock options were granted which become exercisable over a four-year period or cliff vest after seven years or earlier at the discretion of the Board. These options were granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.


2000 CEO COMPENSATION.

         Dr. Hoffman's base salary, bonus and grants of stock options were determined with the criteria described in the above sections of this report. Dr. Hoffman's base salary was considered competitive and remained at $225,000 in fiscal 2000. Dr. Hoffman's fiscal 2000 cash bonus of $68,750 awarded in July 2000 was based upon achieving the following corporate goals: completing an End of Phase II Oncology meeting with the FDA, beginning a Phase III clinical study and obtaining adequate financing via an initial public offering.

         The periodic stock option grant to Dr. Hoffman in January 2000 of options to purchase 328,971 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $2.42 per share, also reflects the Board's assessment of the substantial contributions made by Dr. Hoffman to the growth and performance of the Company.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS.

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

         Prior to the date of this proxy statement, the members of the Committee resigned in connection with their resignation from the Board and were replaced by Dr. Jaffe and Mr. Edwards. The Company does not expect a significant change in its present compensation program with the appointment of the new members of the Committee, although a review of compensation policies by the new members could result in changes to the Company's compensation program. The preceding report is based upon information available to the current members of the Committee about the Company's compensation program as it was implemented by the previous members of the Committee.

                                                COMPENSATION COMMITTEE

                                                Marvin E. Jaffe, M.D.
                                                Mark G. Edwards

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the Company's compensation committee consists of Dr. Jaffe and Mr. Edwards. None of the Company's executive officers serve as members of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Company's Board of Directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

         The following graph shows the total stockholder return of an investment of $100 in cash on March 28, 2000 for (i) the Company's Common Stock, (ii) Nasdaq Composite Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

             Comparison of Cumulative Total Return on Investment(2)

                                    [GRAPH]

TOTAL RETURN ANALYSIS
                               3/28/2000       12/29/2000
                               ---------       ----------

ALLOS THERAPEUTICS, INC.        $100.00          $62.02

NASDAQ BIOTECHNOLOGY            $100.00          $93.73

NASDAQ COMPOSITE                $100.00          $51.11

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

                              CERTAIN TRANSACTIONS

         In March 1996, the Company received a recourse note from Dr. Hoffman in the aggregate principal amount of $64,000 upon exercise of options to acquire 396,800 shares of Common Stock. This note accrued interest at 8% annually and was due in March 2000. In March 2000, however, the Company forgave this note and all accrued interest thereon.

         The Company has entered into agreements to indemnify our directors and executive officers which provide, among other things, that the Company will indemnify such executive officer or director for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, services as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company or any other company or enterprise to which such executive officer or director serves at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /s/ Michael E. Hart

                                            Michael E. Hart
                                            Chief Financial Officer


March 7, 2001

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                            ALLOS THERAPEUTICS, INC.

STATEMENT OF POLICY

         The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

COMPOSITION

         The audit committee shall be composed of at least three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. The members of the audit committee will serve at the discretion of the Board.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present.

o Review accounting and financial human resources and succession planning within the company.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

MEETINGS

         The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. The Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer of the Company may attend any meeting of the Committee, except for portions of the meetings where such presence would be inappropriate, as determined by the Committee.

                                   APPENDIX B

                            ALLOS THERAPEUTICS, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

               ADOPTED BY THE BOARD OF DIRECTORS FEBRUARY 28, 2001
                   APPROVED BY STOCKHOLDERS ____________, 2001


1.       PURPOSE.

         (a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

         (b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

         (c) The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.


2.       DEFINITIONS.

         (a) "BOARD" means the Board of Directors of the Company.

         (b) "CODE" means the Internal Revenue Code of 1986, as amended.

         (c) "COMMITTEE" means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

         (d) "COMMON STOCK" means the common stock of the Company.

         (e) "COMPANY" means Allos Therapeutics, Inc., a Delaware corporation.

         (f) "CORPORATE TRANSACTION" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                  (i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

                  (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

                  (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

                  (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

         (g) "DIRECTOR" means a member of the Board.

         (h) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

         (i) "EMPLOYEE" means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director's fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

         (j) "EMPLOYEE STOCK PURCHASE PLAN" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (l) "FAIR MARKET VALUE" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the relevant determination date (or if the relevant determination date does not fall on a Trading Day, the Trading Day prior to the relevant determination date), as reported in The Wall Street Journal or such other source as the Board deems reliable.

         (m) "OFFERING" means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

         (n) "OFFERING DATE" means a date selected by the Board for an Offering to commence.

         (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (p) "PARTICIPANT" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

         (q) "PLAN" means this Allos Therapeutics, Inc. 2001 Employee Stock Purchase Plan.

         (r) "PURCHASE DATE" means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

         (s) "PURCHASE PERIOD" means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

         (t) "PURCHASE RIGHT" means an option to purchase shares of Common Stock granted pursuant to the Plan.

         (u) "RELATED CORPORATION" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (v) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (w) "TRADING DAY" means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.       ADMINISTRATION.

         (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

                  (ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

                  (iii) To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iv) To amend the Plan as provided in Section 15.

                  (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

         (c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of Common Stock, plus an annual increase to be added on the first day of each calendar year, commencing on January 1, 2002 and ending on (and including) January 1, 2011, equal to the lesser of (i) two percent (2%) of the shares of Common Stock outstanding on each January 1 (rounded down to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase shares of Common Stock) or (ii) four hundred forty thousand (440,000) shares of Common Stock; provided, however, that the Board may determine a lesser number of shares of Common Stock than each of (i) and (ii). Notwithstanding the foregoing, any such automatic share reserve increases in the aggregate shall not exceed one million (1,000,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

         (b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.       GRANT OF PURCHASE RIGHTS; OFFERING.

         (a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

         (b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.       ELIGIBILITY.

         (a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

         (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

                  (i) the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

                  (ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

                  (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

         (c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

         (d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

         (e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.       PURCHASE RIGHTS; PURCHASE PRICE.

         (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%), of such Employee's Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

         (b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

         (c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

         (d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

                  (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

                  (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.       PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant's Earnings (as defined in each Offering) during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

         (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such

Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

         (c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

         (d) Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant.

9.       EXERCISE.

         (a) On each Purchase Date during an Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

         (b) If any amount of accumulated payroll deductions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). If any amount, of accumulated payroll deductions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

         (c) No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.      COVENANTS OF THE COMPANY.

         (a) During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

         (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.      USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

         Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.      RIGHTS AS A STOCKHOLDER.

         A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.      DESIGNATION OF BENEFICIARY.

         (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

         (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.      ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

         (a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants' accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

         (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

         (c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except
(i) with the consent of the person to whom such Purchase Rights were granted,
(ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 27, 2011. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.      MISCELLANEOUS PROVISIONS.

         (a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

         (b) The provisions of the Plan shall be governed by the laws of the State of Colorado without resort to that state's conflicts of laws rules.

                            ALLOS THERAPEUTICS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 2001


         The undersigned hereby appoints Stephen J. Hoffman and Michael E. Hart, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Allos Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Allos Therapeutics, Inc. to be held at the Westin Hotel, 10600 Westminster Boulevard, Westminster, Colorado on Tuesday, April 17, 2001 at 8:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


----------------------------------DETACH HERE-----------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect five directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected.

[ ]  FOR all the nominees listed             [ ]  WITHHOLD AUTHORITY
     below (except as marked to the               to vote for the nominee
     contrary below).                             listed below.

NOMINEES: Stephen J. Hoffman, Ph.D., M.D., Donald J. Abraham, Ph.D., Stephen K. Carter, M.D., Mark G. Edwards and Marvin E. Jaffe, M.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            (Continued on other side)

                           (Continued from other side)



MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2: To approve the Company's 2001 Employee Stock Purchase Plan.

             [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


PROPOSAL 3: To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

             [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


Dated
      ---------------              ---------------------------------------------

                                   ---------------------------------------------
                                                      SIGNATURE(S)

                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.